UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 4, 2016

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)
410 Park Avenue, Suite 1220
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 4, 2016, Michael Berfield, Executive Vice President of Development of Equity One, Inc. (the “Company”), informed the Company that he will terminate his employment with the Company on June 3, 2016 in order to pursue other entrepreneurial opportunities.
Mr. Berfield’s responsibilities will be transitioned to William Brown who has served as an Executive Vice President of Development of the Company since joining in early 2015. Prior to joining Equity One, Mr. Brown served in many senior leadership positions across his 30 year career in real estate development and construction. Most recently he served as Vice President of Development at Kimco Realty Corporation as well as President, Kimco Developers Inc. where he led a team of development staff on a large portfolio of successful projects nationwide. His conceptual, technical, design and legal expertise in projects include many large-scale and mixed-use development properties across the United States.
“Mike has made significant contributions towards the transformation of the Company’s portfolio since he joined in 2010, including the acquisition and development of several of the Company’s marquis properties. We wish him the best in his future endeavors,” said David Lukes, the Company’s Chief Executive Officer. “We are extremely fortunate to have Bill on our team. His 30 years of experience in the development and redevelopment business combined with my 15 years working alongside him make me extremely confident he is ideally suited to run Equity One’s large redevelopment pipeline.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: May 5, 2016	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary